Exhibit 99.1

OSS Q1 2022 Revenue up 28% to Record $17.1 Million, Net Income of $579,000 or $0.03 per share

ESCONDIDO, Calif. – May 12, 2022 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in AI Transportable solutions on the edge, reported results for the first quarter ended March 31, 2022. All quarterly comparisons are to the same year-ago period unless otherwise noted. The company will hold a conference call at 5:00 p.m. Eastern time today to discuss the results (see dial-in information below).

Q1 2022 Financial Highlights

•	Record revenue $17.1 million, up 28%.

•	Gross profit increased 16% to $5.1 million.

•	Operating expenses up 8%.

•	GAAP net income totaled $579,000 or $0.03 per share versus $41,000 in the same year-ago quarter.

•

Non-GAAP net income increased to $978,000 or $0.05 per share as compared to $643,000 in the same year-ago quarter (see definition of this and other non-GAAP measures and reconciliation to GAAP, below).

•	Adjusted non-GAAP EBITDA increased to $1.4 million compared to $1.1 million in the same year-ago quarter.

•	Cash, cash equivalents and short-term investments totaled of $15.8 million on March 31, 2022.

Q1 2022 Operational Highlights

•	Six new major program wins, including four in autonomous trucking, further validating the AI Transportable strategy.

•	Now shipping to three autonomous truck leaders, in proposal phase with two more and in early discussions with three others.

•	Developed Centauri Storage Accelerator for the AI Transportable market, currently deployed in the autonomous truck portion of the market.

Management Commentary

“In the first quarter, OSS continued to make strong financial and operational progress across the board,” commented OSS president and CEO, David Raun. “Revenue grew 28% over the same year-ago quarter, setting a record for a first quarter of $17.1 million. For the second year in a row, we minimized the Q4 to Q1 seasonality to about 4% as compared to 30% plus drops in prior years.

“This strong quarter over quarter growth included a record first quarter for our top customer in the media and entertainment space as their large gathering business, impacted significantly by COVID, starts to layer back in on top of their newer virtual product success. Their revenues are now greater than the pre-COVID environment, with an expectation that we will see continued growth throughout the year.

“Bressner, our European subsidiary, also performed exceptionally well with revenue growth of 37%. This helped increase our gross profit to $5.1 million from $4.4 million in the prior year same quarter, while pushing our gross margins back over the 30% mark. We increased overall GAAP net income to $579,000, non-GAAP net income to almost $1 million, and adjusted EBITDA to $1.4 million—all significant improvements. Further, while revenue increased 28%, our operating expenses increased by only 8%.

“This strong performance was accomplished against unprecedented supply chain headwinds. It seems every industry has been affected by supply chain disruptions and OSS has been no exception. Long lead-times, price increases, supply shortages, higher shipping costs and missed shipments by suppliers continue to make business more challenging. We have been able to leverage our strong cash, limited debt, and positive cash flow position to bring in the right products to support our continued growth.

“During the first quarter and continuing into the present, we are seeing an acceleration in multiple verticals within the AI Transportable market. We believe this further validates our new growth strategy implemented last year, including the development and introduction of more scalable standard products.

“Our flagship Rigel platform, a compact and rugged supercomputer introduced late last year, and our recently introduced Centauri Storage Accelerator, have been well received. While these products are generating interest in multiple AI Transportable markets, Centauri was co-defined with multiple autonomous truck leaders to help address a need in this fast-growing market. Autonomous trucking is a perfect example of an exciting market that demands ‘performance without compromise,’ and where we believe we can leverage our superior technology for AI deployed in harsh environments.

“Our recent progress in the area of AI Transportables for autonomous trucks includes four confirmed program wins in Q1, bringing the total to five for OSS storage and compute standard products in this developing multi-billion-dollar vertical. We are currently shipping products to three of the market leaders, are in the proposal phase with two more, and pursuing others.

“Our ability to lead with technology like PCIe Gen 5 is one of our differentiating capabilities in our highly fragmented competitive landscape. We recently posted through social media channels the industry’s first known successful Gen 5 PCI Express over copper cable test. We look forward to official product releases, demonstrations, and product shipments of this leading-edge technology throughout the year.

“Looking ahead, our objective remains clear: leadership in the fast-growing AI Transportable market. This includes enabling new verticals with ‘performance without compromise’ in some of the most challenging environments where the fragmented competitive landscape struggles to participate.

“This enablement is just the beginning. We are starting to lay the foundation to be the supplier not only in the early stage, but also when the market develops and high-volume shipments begin. We anticipate that AI Transportables can, over time, drive significant positive bottom-line results and generate greater stockholder value.

“As I believe we have demonstrated, we have provided solid financial results from our traditional customer base and applications. Although our value proposition in some of these historic businesses, like media and entertainment as well as Bressner in Europe, may not generate the margin percentages that we seek in future years, they generate positive margin dollars and income for OSS. We are pleased this part of our business continues to grow and help fund our AI Transportable investments.”

Outlook

For the second quarter of 2022, OSS expects revenue of approximately $17.3 million, which would represent 15% growth over the second quarter of last year.

Q1 2022 Financial Summary

Revenue in the first quarter of 2022 totaled $17.1 million, up 28% compared to $13.3 million in the same year-ago quarter.

The company’s core OSS business revenue increased 23% to $10.6 million in the first quarter of 2022, as compared to the same year-ago quarter. Bressner, the company’s European subsidiary, revenue increased 37.3% to $6.5 million.

Gross profit increased $708,000, to $5.1 million. The gross margin for the company’s core OSS business sequentially improved from 33.2% in Q4-2021 to 35.7%, but experienced a decrease of 2.2 percentage points from the prior year same quarter due to the continued growth and success of the company’s media and entertainment customer. Bressner’s gross margin percentage sequentially improved from 19.4% in Q4 2021 to 21.0% in Q1 2022, but represented a decrease from 24.9% in the prior year same quarter due to exchange rates and increases in material and transportation costs.

Overall gross margin was 30.1% for the quarter, a sequential improvement from 28.3% in Q4 2021, but a 3.2 percentage point decrease compared to the prior year same quarter of 33.3%. Much of these changes in margins were primarily attributable to the strength of the media and Bressner business and due to the timing of shipments to the company’s largest military customers. Historically the predominance of these shipments has occurred in Q3 and Q4, and will be consistent with the company’s shipping schedule for this year. However, in the prior year, there were strong shipments in Q1-2021 due to deferred shipments from Q4 2020. While the margin percentage is lower, profitability is higher.

GAAP net income totaled $579,000 or $0.03 per share compared to a net income of $41,000 or $0.00 per share in the same year-ago period.

Non-GAAP net income totaled $978,000 or $0.05 per share, as compared to $643,000 or $0.03 per diluted share in the same year-ago period.

Adjusted EBITDA, a non-GAAP term, totaled $1.4 million compared to $1.1 million in the same year-ago period.

On March 31, 2022, cash and cash equivalents totaled $2.2 million with short-term investments of $13.6 million, combining for $15.8 million. This compares to cash and cash equivalents and short-term investments totaling $19.6 million on December 31, 2021.

While OSS is cash flow positive, we are purposely putting our strong cash position to work with carefully thought-out inventory investments. Cash provides the stability and flexibility to be responsive to changes in our business and to issues imposed by external global economic influences.

New Corporate Presentation with Audio Narrative

OSS encourages you to visit the company’s investor relations website at https://onestopsystems.com/pages/presentations to view its latest corporate presentation that has more information and color on the topics it covered today. There are two versions. One is a standard PDF and the other has a voice over by CEO, David Raun, in an mp4 file available here.

Annual General Meeting of Stockholders

The company has set May 18, 2022, as the date of its Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific time. The Annual Meeting will be a virtual meeting of stockholders, meaning stockholders will be able to attend the Annual Meeting as well as vote during the live webcast of the meeting by visiting www.proxydocs.com/OSS.

Conference Call

OSS management will hold a conference call to discuss its first quarter 2022 results later today, followed by a question-and-answer period.

Date: Thursday, May 12, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-224-1005

International dial-in number: 1-786-789-4797

Conference ID: 1230393

Webcast: here (live and replay)

The webcast will include a slide presentation viewable via the webcast link above.

Approximately two hours after the Q&A session, an archived version of the webcast will be available in the Investors section of the company’s website at onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through May 26, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1230393

Non-GAAP Financial Measures

The company believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the Company. The company defines adjusted EBITDA as income (loss) before interest, taxes, depreciation, amortization, acquisition expenses, impairment of long-lived assets, financing costs, fair value adjustments from purchase accounting, stock-based compensation expense and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, the company believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing the company with an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the company’s industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company’s adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	For the Three Months Ended March 31,
	2022	2021
Net income	$579,234	$41,198
Depreciation and amortization	269,791	380,778
Stock-based compensation expense	382,828	438,394
Interest expense	58,715	149,982
Interest income	(51,005)	(5,300)
Provision for income taxes	165,308	60,522

Adjusted EBITDA	$1,404,871	$1,065,574

Adjusted EPS excludes the impact of certain items, and therefore, has not been calculated in accordance with GAAP. The company believes that exclusion of certain selected items assists in providing a more complete understanding of the company’s underlying results and trends and allows for comparability with the company’s peer company index and industry. The company uses this measure along with the corresponding GAAP financial measures to manage the company’s business and to evaluate the company’s performance compared to prior periods and the marketplace. The company defines non-GAAP income (loss) as income or (loss) before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-recurring acquisition costs. Adjusted EPS expresses adjusted income (loss) on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The company expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table reconciles non-GAAP net income (loss) and basic and diluted earnings per share:

	For the Three Months Ended March 31,
	2022	2021
Net income	$579,234	$41,198
Amortization of intangibles	15,809	163,900
Stock-based compensation expense	382,828	438,394

Non-GAAP net income	$977,871	$643,492

Non-GAAP net income per share:
Basic	$0.05	$0.04

Diluted	$0.05	$0.03

Weighted average common shares outstanding:
Basic	18,886,939	17,348,164

Diluted	19,764,069	18,642,061

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to, to our management’s expectations for major program wins, revenue growth generated by new and existing products, and other future financial projections. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Justin Lumley

CMA

Tel (949) 432-7557

Email contact

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	Unaudited March 31, 2022	Audited December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,219,800	$5,101,174
Short-term investments	13,540,410	14,535,750
Accounts receivable, net	9,077,449	5,089,804
Inventories, net	16,430,384	12,277,873
Prepaid expenses and other current assets	1,055,181	580,651

Total current assets	42,323,224	37,585,252
Property and equipment, net	2,870,065	3,091,415
Operating lease right-of-use assets	1,082,774	—
Deposits and other	35,629	46,845
Deferred tax assets, net	3,568,566	3,641,032
Goodwill	7,120,510	7,120,510
Intangible assets, net	89,577	105,385

Total Assets	$57,090,345	$51,590,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,393,220	$2,059,059
Accrued expenses and other liabilities	3,717,944	3,846,488
Current portion of operating lease obligation	545,642	—
Current portion of notes payable	2,219,128	1,137,651
Current portion of senior secured convertible note, net of debt discounts of $0 and $2,384, respectively	—	2,588,525

Total current liabilities	10,875,934	9,631,723
Operating lease obligation, net of current portion	794,427	—

Total liabilities	11,670,361	9,631,723

Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 19,914,548 and 18,772,214 shares issued and outstanding, respectively	1,991	1,877
Additional paid-in capital	44,215,256	41,232,441
Accumulated other comprehensive income	96,999	153,361
Accumulated earnings	1,105,738	571,037

Total stockholders’ equity	45,419,984	41,958,716

Total Liabilities and Stockholders’ Equity	$57,090,345	$51,590,439

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2022	2021
Revenue	$17,052,677	$13,315,752
Cost of revenue	11,912,022	8,882,968

Gross profit	5,140,655	4,432,784

Operating expenses:
General and administrative	1,774,689	2,157,619
Marketing and selling	1,471,720	1,167,901
Research and development	1,244,115	832,233

Total operating expenses	4,490,524	4,157,753

Income from operations	650,131	275,031

Other income (expense), net:
Interest income	51,005	5,300
Interest expense	(58,715)	(149,982)
Other income (expense), net	102,121	(28,629)

Total other income (expense), net	94,411	(173,311)

Income before income taxes	744,542	101,720
Provision for income taxes	165,308	60,522

Net income	$579,234	$41,198

Net income per share:
Basic	$0.03	$0.00

Diluted	$0.03	$0.00

Weighted average common shares outstanding:
Basic	18,886,939	17,348,164

Diluted	19,764,069	18,642,061